UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 9, 2018

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices) (Zip Code)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

To the extent the information in Item 8.01 relates to a completed fiscal period, such information is incorporated by reference into this Item 2.02.

Item 8.01.	Other Events.

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law. Among other items, H.R.1 reduces the federal corporate tax rate from 35% to 21% effective January 1, 2018. As a result, Franklin Financial Network, Inc. (the “Company”) has concluded that this will cause the Company’s net deferred tax asset to be revalued. The Company’s net deferred tax asset represents net operating loss carryforwards that will be used to reduce corporate taxes expected to be paid in the future as well as differences between the carrying amounts and tax bases of assets and liabilities carried on the Company’s balance sheet. The Company performed an analysis to determine the impact of the revaluation of the deferred tax asset and expects that it will incur a non-cash income tax charge for the fourth quarter of 2017 related to a write down of its deferred tax asset. The Company preliminarily expects the charge to be approximately $5.25 million, or $0.38 per diluted share, for the fourth quarter of 2017.

The Company’s revaluation of its deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is unable to make a final determination of the impact of the quarterly and full-year earnings for the period ending December 31, 2017 at this time and will provide additional information when it issues its fourth quarter 2017 earnings news release on Wednesday, January 24, 2017.

To the extent required, the Company may file one or more amendments to this Current Report on Form 8-K.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Such statements include, but are not limited to, statements related to the impact of H.R.1 on the Company’s valuation of its deferred tax asset and earnings. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “strategies” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation’s actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 16, 2017. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the Company are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the Company to meet its obligations, and no such representation or warranty is to be inferred.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sarah Meyerrose
Sarah Meyerrose Executive Vice President and Chief Financial Officer